UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

EXCEL TRUST, INC.

EXCEL TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-34698 (Excel Trust, Inc.)	27-1493212 (Excel Trust, Inc.)
Delaware	001-54962 (Excel Trust, L.P.)	27-1495445 (Excel Trust, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 613-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, on May 2, 2013, Excel Trust, Inc. (the “Company”) and Excel Trust, L.P. (the “Operating Partnership”) entered into separate Amended and Restated Sales Agreements (collectively, the “Sales Agreements”) with each of Barclays Capital Inc., Cantor Fitzgerald & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, each as sales agents and/or principals (collectively, the “Managers”). Under the terms of the Sales Agreements, the Company may issue and sell from time to time through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock having an aggregate offering price of up to $100 million (the “Shares”) in “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended. The issuances and sales under the Sales Agreements have been made pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-187871).

On June 21, 2013, the Company and the Operating Partnership filed with the Securities and Exchange Commission a new shelf registration statement on Form S-3 (File No. 333-189517) (the “Universal Shelf”) to replace the Company’s existing shelf registration statement relating to the “at the market” offering program. In connection with the filing and effectiveness of the Universal Shelf, the Company and the Operating Partnership amended the Sales Agreements to reference the Universal Shelf and filed a new prospectus supplement, dated July 19, 2013, relating to the offer and sale of the remaining Shares not yet sold under the “at the market” program.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 19, 2013	EXCEL TRUST, INC.

	By:	/s/ S. Eric Ottesen
	Name:	S. Eric Ottesen
	Title:	Senior Vice President, General Counsel and Secretary

EXCEL TRUST, L.P.

	By:	Excel Trust, Inc. its General Partner

	By:	/s/ S. Eric Ottesen
	Name:	S. Eric Ottesen
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto)